              Exhibit 10.1

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of September [  ], 2015 (the “Funding Date”) by and among CLR ROASTERS, LLC, a Florida limited liability company (“CLR Roasters” or “Pledgor”) YOUNGEVITY INTERNATIONAL, INC., a Delaware corporation (the “Company” or “Debtor”); and THE PURCHASERS LISTED ON EXHIBIT A (individually the “Secured Party” and collectively, the “Secured Parties”) TO THAT CERTAIN NOTE PURCHASE AGREEMENT DATED AS OF SEPTEMBER [  ], 2015 BETWEEN THE COMPANY AND THE SECURED PARTIES (the “Purchase Agreement”).

RECITALS

A. The Secured Parties and Debtor have entered into the Purchase Agreement.

B. The Pledgor and the Company are entering into this Agreement in order to further induce the Secured Parties to enter into the Purchase Agreement.

C. On the Funding Date, the Secured Parties have purchased Senior Secured Convertible Promissory Notes (the “Notes”) in an amount of up to $10,000,000 from the Company (the “Loan”).

D.           Stephan Wallach has agreed to personally and unconditionally guaranty the Company's obligations under the Notes and this Agreement (collectively, the “Obligations”) pursuant to a guaranty agreement dated as of the Funding Date (the “Guaranty Agreement”).

E.           As collateral to secure payment and performance of the Obligations set forth in the Purchase Agreement, the Note and the Guaranty Agreement, the Company and Pledgor have entered into this Agreement and Pledgor has granted to the Secured Party a Lien and security interest in and to all of the Collateral owned by it (as defined below) and Debtor has granted to the Secured Party a Lien and security interest in and to all of the Collateral owned by it (as defined below).

F.           Unless otherwise expressly defined in this Agreement, all capitalized terms when used herein, shall have the same meanings defined in the Purchase Agreement.

G.           The Recitals shall be deemed to be an integral part of this Agreement as though more fully set forth at length in the body of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest.  To secure the full and timely performance of all of Debtor’s Obligations and liabilities to the Secured Parties pursuant to Purchase Agreement, the Note, the Guaranty Agreement and the Transaction Documents, each of Pledgor and Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a continuing Lien and security interest (the “Security Interest”) in and to all of the property owned by it that is described on Exhibit “A” to this Agreement, which is incorporated into this Agreement, and all products and proceeds thereof (the “Collateral”).

2. Priority of Security Interest. The Secured Party, Debtor and Pledgor each acknowledge and agree that:

(a) the Security Interest granted by each of Debtor and Pledgor in the Collateral owned by each of Debtor and Pledgor pursuant to this Agreement represents a priority, lien and Security Interest in such Collateral, subject and subordinated only to the Senior Collateral described on Exhibit “A” relating to the (i) prior first Lien and security interest of Crestmark on the Crestmark Receivables (the “First Lien”) and (ii) the lien and security interest relating to the (x) notes issued by the Company in July, August and September 2014 in the aggregate principal amount of $4,750,000 and (y) notes issued by the Company in January 2015 in the aggregate principal amount of $5,250,000; (iii) the mortgage in favor of Plaza Bank on the real estate and the contents therein located at 2400 Boswell Road, Chula Vista, California 91914 or any refinancing thereof; and (iv) line of credit with Wells Fargo Bank.

(b) upon the occurrence and continuation of an Event of Default under the Purchase Agreement, the Notes or any of the Transaction Documents or hereunder, the Secured Party may exercise any of its rights and remedies with respect to the Collateral owned by Pledgor or the Company or the Security Interest granted by Pledgor or the Company hereunder, all as provided in this Agreement;

(c) except as specifically described herein regarding the Collateral subject to this Agreement, neither this Agreement nor the security interest created hereby, disturbs or creates a priority on the security interest created by the Security Agreement between the Company and the holders of the Prior Liens (as defined in the 8% Senior Secured Promissory Note) or the collateral defined therein or any other Senior Collateral; and

(d) this Agreement shall be subordinate to the lien of that certain Deed of Trust (the “Deed of Trust”) dated March 13, 2013, and recorded in the Office of the County Recorder of San Diego County, California, on March 20, 2013, as Instrument No. 2013-0175187, to Plaza Bank, Beneficiary, by 2400 Boswell LLC, Trustor, securing a promissory note of even date therewith in the original sum of $3,625,000 and encumbering the real property located at 2400 Boswell Road, Chula Vista, California 91914,  as well as any modifications, renewals or extensions thereof and any future refinancing of said debt of any kind whatsoever as well as any advances made by Beneficiary under the terms of the Deed of Trust.

3. Representations and Covenants.

(a) Other Liens. Each of  Company and Pledgor owns all rights, title and interest in their respective Collateral (or has appropriate rights to use in the case of property subject to leases, licenses or similar arrangements in which Pledgor or the Company is the licensee or lessee) and, except for Prior Liens in favor of the Secured Party or other Permitted Liens as defined in the Purchase Agreement, neither the Company nor Pledgor will permit its Collateral to be subject to any adverse lien, security interest or encumbrance (other than Permitted Liens), and the Company and Pledgor will defend its Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.  Except as disclosed to the Secured Party and with respect to the Prior Liens, no financing statements covering any Collateral or any proceeds thereof are on file in any public office.

This Agreement creates in favor of the Secured Party a valid security interest in the Collateral, subject only to and the Prior Liens and Permitted Liens (as defined in the Purchase Agreement) securing the payment and performance of the Obligations.  Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral, which may be perfected by filing Uniform Commercial Code (“UCC”) financing statements and other filings, if any, as may be required under the laws of the United States (together with the UCC, the “Required Filings”) in order to perfect a Security Interest, shall have been duly perfected.  Contemporaneously or prior to the execution of this Agreement, the Debtor shall deliver or cause to be delivered to the Secured Party any and all mortgages, certificates and other instruments or documents representing any of the other Collateral, in each case.

Except as specifically set forth on Schedule A, the Debtor is the record owner of the real property where such Collateral is located and the personal property located thereon, and there exist no mortgages or other liens on any such real property except for Permitted Liens (as defined in the Note).  Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, or processor.

(b) Without limiting the generality of the foregoing, except for the Required Filings and subject to the requirements of the laws of Nicaragua, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for: (i) the execution, delivery and performance of this Agreement; (ii) the creation or perfection of the Security Interests in the United States created hereunder in the Collateral; or (iii) the enforcement of the rights of the Secured Party hereunder.

(c) Filing Authorization. Each of the Company and the Pledgor hereby authorizes the Secured Party, as the agent and attorney-in-fact for the Company and the Pledgor to file one or more mortgages and such financing statements under the UCC and all other Required Filings, as well as any filings required to be made in any other jurisdiction, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(d) Further Documentation.  At any time and from time to time, at the sole expense of the Company and the Pledgor, the Company and the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.  The undersigned Company and Pledgor each hereby authorizes Secured Party to file with the appropriate filing office, now or hereafter from time to time, financing statements, continuation statements and amendments thereto, naming the undersigned as Company or Pledgor and covering all of the Collateral of the Company or Pledgor, including but not limited to any specific listing, identification or type of all or any portion of the assets of the undersigned.  The Secured Party shall provide the Company and Pledgor, as appropriate, with a copy of any such filing. The undersigned acknowledges and agrees, by evidence of its signature below, that this authorization is sufficient to satisfy the requirements of Revised Article 9 of the Uniform Commercial Code and the laws of all other jurisdictions in which Required Filings are to be made.

(e) Indemnification. Each of the Company and  Pledgor agrees to defend, indemnify and hold harmless Secured Party against any and all liabilities, costs and expenses (including, without limitation, all reasonable legal fees and expenses): (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or are determined to be payable with respect to any of the Collateral; (ii) with respect to, or resulting from, any breach of any law, rule, regulation or order of any governmental authority applicable to any of the Collateral; or (iii) in connection with a breach of any of the transactions contemplated by this Agreement; provided, however, that this indemnification shall not extend to any damages caused by the gross negligence or willful misconduct of the Secured Party.

(f) Change of Jurisdiction of Organization; Relocation of Business or Collateral.  Neither the Company nor Pledgor shall change its jurisdiction of organization, relocate its chief executive office, principal place of business or its records or allow the relocation of any Collateral (unless such relocation is in the ordinary course of business) without thirty (30) days prior written notice to the Secured Party.

(g)           Limitations on Modifications of Accounts, Etc.  Upon the occurrence and during the continuation of any Event of Default (as defined in the Purchase Agreement or Notes), neither the Company nor Pledgor shall, without the Secured Party’s prior written consent, grant any extension of the time of payment of any of the accounts, chattel paper, instruments or amounts due under any contract or document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates or payment extensions granted in the ordinary course of Company’s or Pledgor’s business.

(h) Insurance.  Each of the Company and Pledgor shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses of similar type and size to the Company and Pledgor.

(i) Authority.  Each of the Company and Pledgor has all requisite corporate or other powers and authority to execute this Agreement and to perform all of its obligations hereunder, and this Agreement has been duly executed and delivered by each of the Company and   Pledgor and constitutes the legal, valid and binding obligation of the Company and Pledgor, enforceable in accordance with its terms.  The execution, delivery and performance by the Company and Pledgor of this Agreement have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Company or Pledgor or the articles of incorporation or by-laws of Pledgor or the Company; or (iii) result in a breach of or constitute a default under any material indenture, Loan or credit agreement or any other agreement, lease or instrument to which Pledgor or the Company is a party or by which it or its properties may be bound or affected.

(j) Defense of Intellectual Property.  The Company and Pledgor shall (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its material copyrights, patents, trademarks and trade secrets; (ii) use commercially reasonable efforts to detect infringements of its copyrights, patents, trademarks and trade secrets and promptly advise Secured Party in writing of material infringements detected; and (iii) not allow any copyrights, patents, trademarks or trade secrets material to the Company’s or Pledgor’s businesses to be abandoned, forfeited or dedicated to the public domain without the written consent of Secured Party.

(k) Maintenance of Records.  Each of the Company and Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof; and (ii) evidence that appropriate financing statements under the UCC and other Required Filings have been filed and recorded and other steps have been taken to create in favor of the Secured Party, a valid, perfected and continuing perfected first priority lien in the Collateral.

(l) Inspection Rights.  Secured Party will have full access during normal business hours, and upon reasonable prior notice, to all of the books, correspondence and other records of the Company and Pledgor relating to the Collateral, and Secured Party or their representatives may examine such records and make photocopies or otherwise take extracts from such records, subject to the Company’s and Pledgor’s reasonable confidentiality requirements.  Each of the Company and Pledgor agrees to render to Secured Party, at the expense of the Company or Pledgor, such clerical and other assistance as may be reasonably requested with regard to the exercise of its rights pursuant to this paragraph.

(m) Compliance with Laws, Etc.  Each of the Company and Pledgor shall comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of the Company’s or Pledgor’s businesses; provided, however, that either the Company or Pledgor may contest any such law, rule, regulation or order in any reasonable manner which does not, in the reasonable opinion of the Company or Pledgor, adversely affect Secured Party’s rights or the priority of its liens on the Collateral.

(n) Payment of Obligations.  Each of Company and Pledgor shall pay before delinquency all obligations associated with the Collateral, including license fees, taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any of its income or profits derived from the Collateral; as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity or amount of such charge is being contested in good faith by appropriate proceedings; (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest in the Collateral; and (iii) such charge is adequately reserved against on the books of the Company and Pledgor in accordance with generally accepted accounting principles.  The obligation of the Company to repay the Loan evidenced by the Note, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Loan.

(o) Limitations on Liens on Collateral.  Except for the Prior Liens and Permitted Liens, neither the Company nor Pledgor shall create, incur or permit to exist, any liens on the Collateral outside the scope of this Agreement other than purchase money liens, liens incurred in the ordinary course of business, liens for taxes not yet delinquent or which are being contested in good faith , any lien on any real or personal property at the time it is acquired, any lien renewing any of the foregoing or any lien created from a refinancing, and shall defend the Collateral against, and shall take such other action as is necessary to remove, any lien or claim on or to the Collateral, and shall defend the rights, title and interest of Secured Party in and to any of the Collateral against the claims and demands of all other persons.  Any prior security interest and lien granted by the Company or Pledgor to Secured Party in connection with the Collateral shall remain in full force and effect, and Secured Party shall continue to have a first-priority, perfected security interest in and lien upon the collateral described therein.

(p) Limitations on Dispositions of Collateral.  Neither the Company nor Pledgor shall sell, transfer, lease or otherwise dispose of a material portion of the Collateral, or offer or contract to do so without the written consent of Secured Party; provided, however, that each of the Company and Pledgor will be allowed to: (i) sell its inventories in the ordinary course of business, including any coffee beans or products; (ii) re-invest  the proceeds of any sale of inventory relating to the Collateral in new “Green Coffee” inventory to be dealt with in the same manner as all Collateral held in the form of “Green Coffee” inventory; (iii) sell and grant non-exclusive licenses to its products, intellectual property and related documentation in the ordinary course of business; and (iv) dispose of obsolete or worn out inventory.

(q) Good Standing. Commencing on a date which shall be not more than thirty (30) days from the date of this Agreement, each of the Company and Pledgor shall be and at all times preserve and keep in full force and effect its valid existence and good standing and any rights and franchises material to its business.

(r) Inventory. Except in the ordinary course of business and pursuant to the Prior Liens, neither the Company nor Pledgor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Secured Party which shall not be unreasonably withheld or delayed.

(s) Offices. Neither the Company nor Pledgor may relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to the Secured Party and so long as, at the time of such written notification, the Company and Pledgor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(t) Certificates. At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the Company and Pledgor shall deliver such Collateral to the Agent.

(u) Tangible Chattel. Each of the Company and Pledgor shall cause all tangible chattel paper constituting Collateral to be delivered to the Secured Party, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement.  To the extent that any Collateral consists of electronic chattel paper, each of the Company and Pledgor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(v) Letter-of-Credit. To the extent that any Collateral consists of letter-of-credit rights other than the Prior Liens or Permitted Liens, each of the Company and Pledgor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Party.

(w) Third Party. To the extent that any Collateral is in the possession of any third party, each of the Company and Pledgor shall join with the Secured Party in notifying such third party of the Secured Party’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Secured Party.

(x) Tort Claims. If the Company or Pledgor shall at any time hold or acquire a commercial tort claim, the Company or Pledgor shall promptly notify the Secured Party in a writing signed by the Company or Pledgor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

(y) Further Identification of Collateral.  Each of the Company and Pledgor has full rights, title and interest in and to all identified Collateral listed on Exhibit “A”. Each of the Company and Pledgor shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

(x) Keepwell Agreement. Debtor acknowledges and confirms the obligations of Pledgor, its wholly-owned subsidiary, pursuant to this Agreement.  While the Notes, the Loan and any of the Obligations are outstanding, Debtor shall use its best efforts to take all actions as shall be necessary to enable Pledgor to perform its obligations pursuant to this Agreement and shall not enter into any agreement the terms of which would restrict or impair the ability of the Pledgor or the Debtor to perform its obligations under this Agreement.

4. Secured Party’s Appointment as Attorney-in-Fact.

(a) Powers.  Each of the Company and Pledgor and Secured Party hereby appoint the officers or agents of Secured Party (each an “Agent”) to act on behalf of Secured Party, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of the Company and Pledgor and in the name of the Company and Pledgor or in its own name, so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any instrument which may be necessary or desirable to accomplish the purposes of this Agreement.  Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, Secured Party, in its discretion, subject to the rights of any holder of Senior Collateral, will have the right, without notice to, or the consent of the Company or Pledgor, to do any of the following on behalf of the Company and Pledgor:

(i) to pay or discharge any obligations in connection with the Collateral, including license fees and taxes or liens levied or placed on or threatened against the Collateral;

(ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to Secured Party or as Secured Party directs;

(iii) to ask for or demand, collect and receive payment of and receipt for any payments due or to become due at any time in respect of or arising out of any Collateral;

(iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(v) to defend any suit, action or proceeding brought against the Company or Pledgor with respect to any Collateral;

(vi) to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and, to give such discharges or releases in connection therewith as Secured Party may deem appropriate;

(vii) to assign any license or patent right included in the Collateral of the Company or the Pledgor (along with the goodwill of the business to which any such license or patent right pertains), throughout the world for such term or terms, on such conditions and in such manner as Secured Party in their sole discretion determine;

(viii) to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral and to take, at Secured Party’s option and the Company’s and Pledgor’s expense, any actions which Secured Party deem necessary to protect, preserve or realize upon the Collateral and Secured Party’s liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if Secured Party were the absolute owners of the Collateral for all purposes;

(ix) to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of the Company and Pledgor to receive the dividends and interests which it would otherwise be authorized to receive and retain, shall cease.  Upon such notice, Agent shall have the right to receive, for the benefit of the Secured Party, any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto.  Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral of the Company or Pledgor or any of its direct or indirect subsidiaries;

(x) to operate the Business of Debtor or Pledgor using the Collateral, and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of the Company or the Pledgor, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Pledgor or the Company, which are hereby waived and released;

(xi) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral; and

(xii) to notify the Company, Pledgor and any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Party, and to enforce the Company’s and Pledgor’s rights against such account pledgor and obligors.

Each of the Company and Pledgor hereby ratifies whatever actions Secured Party lawfully does or causes to be done in accordance with this Section 3.  This power of attorney will be a power coupled with an interest and will be irrevocable.

(b) No Duty on Secured Party’s Part.  The powers conferred on Secured Party by this Section 3 are solely to protect Secured Party’s interest in the Collateral and do not impose any duty upon it to exercise any such powers.  Secured Party will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of their officers, directors, employees or agents will, in the absence of willful misconduct or gross negligence, be responsible to the Company and Pledgor for any act or failure to act pursuant to this Section 3.

(c) Application of Proceeds. The proceeds of any sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied: (i) first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Agent in enforcing the Secured Party’ rights hereunder and in connection with collecting, storing and disposing of the Collateral; (ii) second, to retire all senior Indebtedness secured by the Prior Lien and Senior Collateral; and (iii) then , to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of the Notes at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Company and Pledgor any surplus proceeds.

(d) Liability for Deficiency. Upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party are legally entitled, Debtor will be liable for the deficiency, together with interest thereon, at the Default Rate set forth in the Notes or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency.  To the extent permitted by applicable law, Pledgor and Debtor waive all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Party as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

        5. Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, the Company and Pledgor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, in accordance with the provisions of Section 4(c) above and if any amounts are remaining  to the Secured Parties, pro rata in proportion to their respective then-currently outstanding principal amount of Note for application to the satisfaction of the Obligations.

6. Expenses Incurred by Secured Party.  If either the Company or Pledgor fails to perform or comply with any of its agreements or covenants contained in this Agreement, and Secured Party performs or complies, or otherwise causes performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of Secured Party incurred in connection with such performance or compliance will be payable by the Company or Pledgor to the Secured Parties on demand and will constitute Obligations secured by this Agreement.

7. Remedies.  If an Event of Default has occurred and is continuing, Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a Secured Party under the New York Uniform Commercial Code, as amended from time to time (the “Code”).  Without limiting the foregoing, in such circumstances, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Company or Pledgor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), Secured Party may collect, receive, appropriate and realize upon any or all of the Collateral and/or may sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Secured Party or elsewhere upon such terms and conditions as Secured Party may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk.  Secured Party will have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Company or Pledgor, which right or equity is hereby waived or released.  Subject to the provisions of Section 4(c), Secured Party will apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses) to the payment in whole or in part of the Obligations, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to the Company or Pledgor, as applicable.  To the extent permitted by applicable law, each of the Company and Pledgor waives all claims, damage and demands it may acquire against Secured Party arising out of the exercise by Secured Party of any of its rights hereunder.  If any notice of a proposed sale or other disposition of Collateral is required by law, such notice will be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  Each of the Company and Pledgor will remain liable for any deficiency of the Company or Pledgor if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

8. Limitation on Duties Regarding Preservation of Collateral.  The sole duty of Secured Party with respect to the custody, safekeeping and preservation of the Collateral, under the appropriate Code section or otherwise, will be to deal with it in the same manner as Secured Party deals with similar property for its own account.  Neither Secured Party nor any of its employees, affiliates or agents will be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or Pledgor or otherwise.

9. Powers Coupled with an Interest.  All authorizations and agencies contained in this Agreement with respect the Collateral are irrevocable and powers coupled with an interest.

10. No Waiver; Cumulative Remedies.  Secured Party will not by any act (except by a written instrument pursuant to Section 11(a) hereof) of delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default under the Note or in any breach of any of the terms and conditions of this Agreement.  No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder will operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Secured Party of any right or remedy under this Agreement on any one occasion will not be construed as a bar to any right or remedy that Secured Party would otherwise have on any subsequent occasion.  The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

11.	Miscellaneous.

(a) Amendments and Waivers.  Any term of this Agreement may only be amended by prior written consent of the Company, Pledgor and the Majority Holders, as defined in the Purchase Agreement.  Any amendment or waiver effected in accordance with this Section 11(a) will be binding upon all of the parties hereto and their respective successors and assigns.

(b) Transfer; Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the Company, Pledgor and Secured Party, and their respective successors or assigns.  Neither the Company nor Pledgor may assign any of its/his rights or delegate any of its/his duties under this Agreement.

(c) Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the laws that might be applicable under conflicts of laws principles.

(d) Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which will be an original, but all of which together will constitute one instrument.

(e) Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices.  All notices, requests and demands to or upon the Secured Party, the Company or Pledgor hereunder shall be effected in the manner provided for in the Purchase Agreement.

(g) Term. This Agreement shall terminate on the date on which all payments under the Notes have been indefeasibly satisfied in full and all other Obligations have been satisfied in full or discharged (through cash payment or conversion); provided, however, that all indemnities of the Notes contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

(h) Severability.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such provision(s) shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement and such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect.

(i) Entire Agreement.  This Agreement and the other documents evidencing, securing, or relating to the Notes constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior agreements, representations and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature pages follows]

IN WITNESS WHEREOF, Debtor, Pledgor and the Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

SECURED PARTY:

________________________

By:_____________________
Name:
Title:

The Secured Parties have executed a Note Purchase Agreement with the Company which provides, among other things, that by executing the Note Purchase Agreement, each Purchaser is deemed to have executed this Agreement in all respects and is bound to purchase the Units set forth in the Note Purchase Agreement.

DEBTOR:
YOUNGEVITY INTERNATIONAL, INC.

By:_____________________
Name:        Stephan Wallach
Title:          CEO

PLEDGOR:
CLR ROASTERS, LLC

By:_____________________
Name:
Title:

EXHIBIT “A”

DESCRIPTION OF COLLATERAL

"Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall include the following personal property of the Company and the Pledgor, as applicable, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, all of the foregoing subject only to Senior Collateral described herein:

(i)  all non-encumbered assets of CLR Roasters and assets related to CLR Roasters' Nicaragua operations, including any and all non-encumbered property, plant and equipment at the La Pita Processing facility and El Paraiso Coffee Plantation, as well as the property in San Diego, California, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing;

(ii) the Company’s plant located in San Diego, California;

(iii) the Company’s non-coffee related inventory and the Pledgor’s inventory, including but not limited to all Company and Pledgor inventory located in San Diego, California including, without limitation, all merchandise, raw materials, parts, supplies, all documents of title representing any of the foregoing, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of the Company’s or Pledgor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

(iv) all contract rights (including license rights and option rights) and general intangibles (including payment intangibles);

(v) all intellectual property rights, accounts, contract rights, royalties, license rights and all other forms of obligations owing to the Company or Pledgor and arising out of the sale or lease of goods, the licensing of technology or other intellectual property rights or the rendering of services by the Company or the Pledgor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by the Company or the Pledgor;

(vi) all of the Company’s and the Pledgor’s books, records and data relating to any of the foregoing in any form whatsoever and any and all claims, rights and interests in any of the above and all substitutions therefore, additions and accessions thereto and proceeds thereof;

(vii) all rights, remedies, powers and/or privileges of the Company and the Pledgor with respect to any of the foregoing;

(viii) all of Pledgor’s right, title and interest in and to the El Paraisito Coffee Plantation, if and when Pledgor exercises its purchase option;

(ix) any and all proceeds and products of the foregoing, including, all money, accounts, general intangibles, deposit accounts, documents, instruments, letter-of-credit rights, investment property, chattel paper, goods, insurance proceeds and any other tangible or intangible property received upon the sale or disposition of any of the foregoing; provided that, to the extent that the provisions of any contract, license or agreement expressly prohibit (which prohibition is enforceable under applicable law) the assignment thereof and the grant of a security interest therein, Company’s and Pledgor’s rights in such contract, license or agreement shall be excluded from the foregoing assignment and grant for so long as such prohibition continues, it being understood that upon request of Secured Party, the Company and the Pledgor shall in good faith use commercially reasonable efforts to obtain consent for the creation of a security interest in favor of Secured Party in the Company’s and Pledgor’s rights under such contract, license or agreement;

A-1

(x) the certain real estate and the contents therein  located at 2400 Boswell Road, Chula Vista, California 91914 (“Boswell Road”), whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all personal property located on the real estate and proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of Boswell Road and of insurance covering the same and of any tort claims in connection therewith and as further secured by that certain Deed of Trust dated as of September [   ], 2015 executed by the Company’s affiliate 2400 Boswell LLC, a California limited liability company; and,

(xi) all Nicaraguan “Green Coffee” beans acquired with the proceeds of the Company’s private placement financing consummated in January 2015 to be sold to Rothfos Corporation under the terms of a Letter of Intent, Sourcing and Supply Agreement dated as of November 26, 2014 (the “Letter of Intent”) and the  finished goods  that incorporate such beans.

“Senior Collateral” means the:

(i)           receivables and inventory securing the factoring line created by that certain Factoring Agreement (the “Crestmark Factoring Agreement”) between CLR Roasters and Crestmark Bank, a Michigan banking corporation (“Crestmark”) dated as of February 12, 2010, as amended on April 6, 2011 (such receivables being referred to as the “Crestmark Receivables”);

(ii) the assets securing the Security Agreements entered into with investors in the financing that were consummated in July, August and September 2014 and January 2015;

(iii) the mortgage in favor of Plaza Bank on the real estate and the contents therein located at 2400 Boswell Road, Chula Vista, California 91914 or any refinancing thereof; and

(iv) line of credit (not to exceed $2.5 million) with Wells Fargo Bank which is dated October 10, 2014 and set to expire on October 10, 2015, provided, however, in no circumstances can the line be increased above $2.5 million and if the Company elects not to renew the agreement that it will not be replaced by any additional line of credit.

A-2